Exhibit 15.1

Awareness of Independent Registered

Public Accounting Firm

We are aware that our reports dated May 8, 2012, August 7, 2012 and November 7, 2012, included with the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, are incorporated by reference on Form S-3 (No. 333-            ). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of these registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ BKD, LLP

Little Rock, Arkansas

December 7, 2012